                            SCHEDULE 14A INFORMATION
                            ------------------------

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                          EPIC Design Technology, Inc.

--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

                          EPIC Design Technology, Inc.

--------------------------------------------------------------------------------
                   (Name of person(s) filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

[   ]    $125 per Exchange Act Rules-011(c)(1)(ii), 14a-6(i)(2) or Item
         22(a)(2) of Schedule A
[   ]    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:    N/A
         (2)      Aggregate number of securities to which transaction applies:
                  N/A
         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11:    N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:   N/A
[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:   N/A
         (2)      Form, Schedule or Registration Statement No.:        N/A
         (3)      Filing Party:     N/A
         (4)      Date Filed:       N/A

                          EPIC DESIGN TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 12, 1997

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of EPIC DESIGN TECHNOLOGY, INC., a California corporation (the "Company"), will be held on Wednesday, February 12, 1997 at 10:00 a.m. local time, at the Company's principal executive offices at 310 North Mary Avenue, Sunnyvale, California 94086 for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

     2. To approve an amendment to the Company's Restated Articles of Incorporation for the purpose of increasing the authorized number of shares of Common Stock reserved for issuance thereunder by 11,500,000 shares to an aggregate of 31,500,000 shares.

     3. To approve an amendment to the 1990 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 680,000 shares.

     4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending September 30, 1997.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on December 20, 1996 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,
                                          Tammy S. Liu
                                          Secretary

Sunnyvale, California
January 10, 1997

                            YOUR VOTE IS IMPORTANT.

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT
                           IN THE ENCLOSED ENVELOPE.

                          EPIC DESIGN TECHNOLOGY, INC.
                            ------------------------

                            PROXY STATEMENT FOR 1997
                         ANNUAL MEETING OF SHAREHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of EPIC DESIGN TECHNOLOGY, INC., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held Wednesday, February 12, 1997 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at 310 North Mary Avenue, Sunnyvale, California 94086. Its telephone number at that location is (408) 731-2900.

     These proxy solicitation materials and the Annual Report to Shareholders for the year ended September 30, 1996, including financial statements, were first mailed on or about January 10, 1997 to all shareholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Shareholders of record at the close of business on December 20, 1996 are entitled to notice of and to vote at the meeting. The Company has one series of Common Shares outstanding, designated Common Stock, no par value. At the record date, 13,685,368 shares of the Company's Common Stock were issued and outstanding and held of record by 85 shareholders. No shares of the Company's Preferred Stock were outstanding.

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of December 20, 1996 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                          COMMON
                                                                          STOCK         APPROXIMATE
                FIVE PERCENT SHAREHOLDERS, DIRECTORS                   BENEFICIALLY     PERCENTAGE
                   AND CERTAIN EXECUTIVE OFFICERS                         OWNED          OWNED(1)
---------------------------------------------------------------------  ------------     -----------
Warburg, Pincus Counsellors, Inc(2)..................................     1,312,162          9.6%
  466 Lexington Avenue, 10th Floor
  New York, NY 10017
T. Rowe Price Associates, Inc.(3)....................................     1,255,300          9.2%
  100 East Pratt Street
  Baltimore, MD 21202
Investment Advisors Inc.(4)..........................................       751,900          5.5%
  3700 First Bank Place
  Minneapolis, MN 55440
Sang S. Wang(5)......................................................       615,990          4.5%
Bernard Aronson(6)...................................................       124,157            *
Yen-Son Huang, Ph.D.(7)..............................................       127,229            *
Joseph A. Prang(8)...................................................        14,860            *
Glen M. Antle........................................................            --           --
Gary A. Larsen(9)....................................................        53,039            *
John A. Yelinek(10)..................................................       125,432            *
Henri A. Jarrat(11)..................................................         5,000            *
Simon G. Napper......................................................         2,774            *
All current directors and executive officers as a group (8
  persons)(12).......................................................     1,065,707          7.8%

---------------

  *  Less than 1%

 (1) Applicable percentage of ownership is based on 13,685,368 shares of Common Stock outstanding as of December 20, 1996 together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after December 20, 1996 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Reflects ownership as reported on Schedule 13G dated August 27, 1996 filed with the Securities and Exchange Commission by Warburg Pincus Counsellors, Inc. ("Warburg"). Warburg has sole dispositive power as to all these shares and has sole voting power as to 891,875 of such shares.

 (3) Reflects ownership as reported on Schedule 13G dated July 8, 1996 filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. ("Price"). These securities are owned by various individual and institutional investors which Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price is deemed to be a beneficial owner of such securities; however, Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (4) Reflects ownership as reported on Schedule 13G dated July 10, 1996 filed with the Securities and Exchange Commission by Investment Advisors, Inc. ("Advisors"). Advisors has sole dispositive power as to 653,500 of these shares and has sole voting power as to 653,500 of these shares.

 (5) Includes 107,478 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of December 20, 1996, and 73,334 shares held by Sang S. Wang, Janet Wang and Virginia Chen as co-trustees of the Wang family Trust dated May 27, 1994 over which Dr. Wang exercises voting and investment powers.

 (6) Includes 59,562 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of December 20, 1996, and 64,595 shares held by Bernard and Mindel Aronson, Trustees of the Aronson Family Trust over which Mr. Aronson exercises voting and investment powers.

 (7) Includes 93,952 shares of Common Stock held by Yen-Son Huang, Trustee of the Yen-Son Huang and Daisy Ku Huang Revocable Trust and 6,110 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of December 20, 1996.

 (8) Includes 7,360 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of December 20, 1996.

 (9) Includes 22,222 shares of Common Stock held by Gary A. Larsen, Trustee of the Gary A. Larsen Living Trust over which Mr. Larsen exercises voting and investment power, and 27,869 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of December 20, 1996.

(10) Includes 71,030 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of December 20, 1996.

(11) Includes 5,000 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of December 20, 1996.

(12) Includes 284,409 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of December 20, 1996.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each share held. Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than September 12, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of five directors is to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company, except for Glen M. Antle. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

VOTE REQUIRED

     If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and "broker non-votes" are not counted in the election of directors.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                                                                                   DIRECTOR
              NAME OF NOMINEE            AGE       POSITION WITH THE COMPANY        SINCE
     ----------------------------------  ---   ----------------------------------  --------
     Sang S. Wang, Ph.D. ..............  51    Chief Executive Officer and           1991
                                               Chairman of the Board of Directors
     Bernard Aronson...................  66    President and Director                1992
     Yen-Son Huang, Ph.D. .............  51    Director                              1992
     Joseph A. Prang...................  40    Director                              1995
     Glen M. Antle.....................  58    --                                      --

     There is no family relationship between any director or executive officer of the Company.

     Dr. Wang, a co-founder of the Company, has served as Chief Executive Officer since August 1991 and as Chairman of the Board of Directors since September 1993. From the Company's inception in October 1986, he served as President until August 1991 and as Chief Financial Officer until March 1993. Prior to founding the Company, Dr. Wang was a Manager of Computer Aided Design at AMD, a manufacturer of integrated circuits, responsible for the development of AMD's internal bipolar circuit simulation environment.

     Mr. Aronson has served as President of the Company since August 1991 and as a Director since March 1992. From March 1990 to August 1991, Mr. Aronson served as Executive Vice President of Zoran Corporation, a semiconductor company. From 1987 to January 1990, he served as President of ICI Array Technology, Inc., a contract assembly company. From 1976 to 1987, Mr. Aronson served as President of Pico Design, Inc., a semiconductor chip design company that he founded and which became a wholly-owned subsidiary of Motorola in 1979.

     Dr. Huang has served as a Director of the Company since January 1992. He has served as Executive Vice President, Product Development and a director of Quickturn Design Systems, Inc., a manufacturer of system level verification tools ("Quickturn"), since June 1993. From January 1990 to June 1993, he served as President of PiE Design Systems, Inc. ("PiE"), a company which he co-founded. From 1982 to January 1990, he served as Executive Vice President of Research and Development at Cadence Design Systems, Inc., a developer of electronic design automation software.

     Mr. Prang has served as a Director of the Company since April 1995. Since May 1994, Mr. Prang has been President and a Director of Aspect Development, Inc., a developer of component information systems. From January 1992 to May 1994, he served as President of the Systems Division of Cadence Design Systems, Inc. From 1988 to December 1991, he served as President of Marketing of Valid Logic Systems, Incorporated, a developer of electronic design automation software.

     Mr. Antle has served as Chairman of the Board of Directors of Quickturn since June 1993. From 1990 to 1993, Mr. Antle served as Chairman of PiE and from September 1992 to June 1993, he served as Chief Executive Officer of PiE. He served as Chairman, from 1982 to 1988, as Co-Chairman, from 1988 to 1989, and Chief Executive Officer, from 1982 to 1988, of Cadence Design Systems, Inc. Mr. Antle is also currently a director of Trident Microsystems, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four (4) meetings during fiscal 1996. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee, which consisted of Messrs. Huang and Jarrat during fiscal 1996, is responsible for overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls. The Audit Committee met one time during fiscal 1996. Mr. Jarrat is not standing for re-election as a director of the Company.

     The Compensation Committee, which consisted of Messrs. Huang and Prang during fiscal 1996, met one time during fiscal 1996. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees of the Company and administers various incentive compensation and benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Huang and Prang.

                                  PROPOSAL TWO

                      APPROVAL OF AMENDMENT TO ARTICLES OF
                  INCORPORATION TO INCREASE AUTHORIZED SHARES
                                OF COMMON STOCK

GENERAL

     The Company's Restated Articles of Incorporation, as amended, as currently in effect (the "Articles"), provide that the Company is authorized to issue two classes of stock, consisting of 20,000,000 shares designated Common Stock, no par value per share, and 5,000,000 shares designated Preferred Stock, no par value per share.

     On September 18, 1996, the Board of Directors of the Company authorized an amendment to the Articles (the "Articles Amendment"), subject to shareholder approval, to increase the authorized number of shares of Common Stock by 11,500,000 shares to a total of 31,500,000 shares. Under the proposed amendment, subparagraphs (A) and (B) of Article Third of the Articles would be amended to read as follows:

          "Third:(A) This corporation is authorized to issue 36,500,000 shares of its capital stock, which shall be divided into two classes known as "Common Stock" and "Preferred Stock."

          (B) The total number of Common Stock which this corporation is authorized to issue is 31,500,000 and the total number of Preferred Stock which this corporation is authorized to issue is 5,000,000."

     The shareholders are being asked to approve such Articles Amendment. The authorized but unissued shares of Common Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the shareholders, except for those instances in which applicable law or Nasdaq National Market rules require shareholder approval.

     Of the 20,000,000 currently authorized shares of Common Stock, 13,685,368 shares were issued and outstanding as of December 20, 1996 and an aggregate of approximately 3,080,548 shares of Common Stock were reserved for issuance as follows: approximately 2,007,436 shares were reserved for issuance upon exercise of outstanding options; approximately 743,469 shares were reserved for future grant under the 1990 Plan (including the 680,000 shares subject to shareholder approval at this Annual Meeting); 146,668 shares were reserved for future grant under the Directors' Plan; and 182,975 shares were reserved for future issuance under the Employee Stock Purchase Plan.

PURPOSE AND EFFECT OF THE AMENDMENT

     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise without the expense and delay of a special meeting of shareholders. The Board of Directors believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes which may be identified by the Board of Directors in the future. For example, such shares may be issued in the event the Board of Directors determines that it is necessary or appropriate to permit a future stock dividend or stock split, to raise additional capital, to acquire another corporation or its business or assets, to establish a strategic relationship with a corporate partner or to issue shares under management incentive or employee benefit plans. The Board does not intend to authorize the issuance of any such shares except upon terms the Board deems to be in the best interests of the Company.

     The Board of Directors has not authorized or taken any action with respect to the issuance of any such shares and has no present agreement, arrangement or understanding with respect to the issuance of any such shares.

     If the Articles Amendment is approved by the shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or Nasdaq National Market rules. The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. Holders of the Company's securities have no statutory preemptive rights with respect to issuances of Common Stock.

     The Company last increased its authorized Common Stock from 10,000,000 shares to 20,000,000 shares in December 1991.

     The Company intends to apply to the Nasdaq National Market for the listing of any additional shares of Common Stock if and when such shares are issued.

POTENTIAL ANTI-TAKEOVER EFFECT

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change-in-control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including (i) provisions in the 1990 Plan providing for the acceleration of exercisability of outstanding options in the event of a sale of assets or merger, if such options are not assumed by the acquiring company; (ii) provisions in the Company's bylaws regarding cumulative voting; and (iii) provisions of the Articles authorizing the Board to issue up to 5,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board.

REQUIRED VOTE

     The adoption of the Articles Amendment requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the record date. The effect of abstentions and broker non-votes, if any, will be the same as that of a vote against the proposal. If the Articles Amendment is not so approved, the Company's authorized capital stock will not change.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

                                 PROPOSAL THREE

                AMENDMENT TO 1990 STOCK OPTION PLAN TO INCREASE
               THE NUMBER OF SHARES RESERVED FOR GRANT THEREUNDER

     At the Annual Meeting, the shareholders are being asked to approve an amendment of the Company's 1990 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 680,000 shares. The adoption of the Plan was approved by the Board of Directors in October 1990 and the shareholders in October 1991. As of December 20, 1996, options to purchase an aggregate of 2,007,436 shares of the Company's Common Stock were outstanding with a weighted average exercise price of $1.79 per share, and 63,469 shares (excluding the 680,000 shares subject to shareholder approval at this Annual Meeting) were available for future grant. In addition, 1,929,095 shares have been purchased pursuant to exercise of stock options under the Plan. The Plan authorizes the Board of Directors to grant incentive and nonstatutory stock options to eligible employees and consultants of the Company.

     The Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Board of Directors believes that the remaining shares available for grant under the Plan are insufficient to accomplish these purposes.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Plan. For this purpose, the "Votes Cast" are defined to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding at the Record Date. Votes that are cast against the proposal will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE PLAN.

     The essential terms of the Plan are summarized as follows:

PURPOSE

     The purposes of the Plan are to attract, retain and motivate the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

     The Plan provides for administration by the Board of Directors of the Company or by a Committee of the Board. The Plan is currently being administered by the Board of Directors. The Board or the committee appointed to administer the Plan are referred to in this description as the "Administrator." The Administrator determines the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof. All questions of interpretation are determined by the Administrator and its decisions are final and binding upon all participants. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

ELIGIBILITY

     The Plan provides that either incentive or nonstatutory stock options may be granted to employees (including officers and employee directors) of the Company or any of its designated subsidiaries. In addition, the Plan provides that nonstatutory stock options may be granted to consultants of the Company or any of its designated subsidiaries. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company and other relevant factors. The Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive options which are exercisable for the first time in any one calendar year. The Plan provides that a maximum of 200,000 shares may be granted to any one employee during any fiscal year of the Company. The Plan does not provide for a minimum number of option shares which may be granted to any one employee. There is a limit on the aggregate fair market value of shares subject to all incentive options which are exercisable for the first time in any one calendar year.

TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

     (1) EXERCISE OF THE OPTION: The Administrator determines when options granted under the Plan may be exercised. An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, delivery of already-owned shares of the Company's Common Stock subject to certain conditions, pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes or such other consideration as deter mined by the Administrator and as permitted by the California Corporations Code.

     Options may be exercised at any time on or following the date the options are first exercisable. An Option may not be exercised for a fraction of a share.

     (2) OPTION PRICE: The option price of all incentive stock options and nonstatutory stock options under the Plan is determined by the Administrator, but in no event shall the option price of an incentive stock option be less than the fair market value of the Common Stock on the day immediately preceding the date the option is granted. For purposes of the Plan, fair market value is defined as the closing price per share of the Common Stock on the date of grant as reported on the Nasdaq National Market. In the case of an option granted to an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the option price must be not less than 110% of the fair market value on the date immediately preceding the date of grant. The closing sale price of the Company's Common Stock on December 20, 1996 was $25.125.

     (3) TERMINATION OF EMPLOYMENT: The Plan provides that if the optionee's employment by the Company is terminated for any reason, other than death or disability, options may be exercised within three months (unless such options terminate or expire sooner by their terms) after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

     (4) DEATH: If an optionee should die while an employee or a consultant of the Company (or during such period of time not exceeding three months, as determined by the Administrator) following termination of the optionee's employment or consultancy, options may be exercised at any time within twelve months from the date of such termination but only to the extent that the options were exercisable on the date of death or termination of employment.

     (5) DISABILITY: If an optionee's employment is terminated due to a disability, options may be exercised at any time within twelve months from the date of such termination, but only to the extent that the options were exercisable on the date of termination of employment and in no event later than the expiration of the term of such option as set forth in the Notice of Grant.

     (6) TERMINATION OF OPTIONS: Options granted under the Plan expire ten years from the date of grant. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation, may not have a term of more than five years. No option may be exercised by any person after such expiration.

     (7) NONTRANSFERABILITY OF OPTIONS: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, or a merger of the Company with or into another corporation or sale of substantially all of the assets of the Company, all outstanding options shall either be assumed by the surviving entity or, each optionee shall receive 15 days' notice of the merger or consolidation and be given the opportunity to exercise all currently outstanding options. All options not so exercised within the 15-day notice period will expire.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the Plan at any time or from time to time or may terminate it without approval of the shareholders, provided, however, that shareholder approval is required for any amendment which increases the number of shares which may be issued under the Plan, materially changes the standards of eligibility or materially increases the benefits which may accrue to participants under the Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the Plan without the consent of the optionee. In any event, the Plan will terminate in October 2000.

TAX INFORMATION

     Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PARTICIPATION IN THE PLAN

     The grant of options under the Plan to executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Plan. Accordingly, future awards are not determinable. The table of option grants under "Executive Compensation and Other Matters -- Option Grants in Last Fiscal Year" provides information with respect to the grant of options to the named executive officers during fiscal 1996. Information regarding options granted to non-employee Directors during fiscal 1996 is set forth under the heading "Executive Compensation and Other Matters -- Compensation of Directors." During fiscal 1996, all current executive officers as a group and all other employees as a group were granted options to purchase 304,000 shares and 1,117,580 shares, respectively, pursuant to the Plan.

                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal period ending September 30, 1997, and recommends that shareholders vote for ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its shareholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements since 1994. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth total compensation for the fiscal years ended September 30, 1996, 1995 and 1994 for the Chief Executive Officer and each of the next four most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                               ANNUAL COMPENSATION(1)          NUMBER OF
                                          ---------------------------------    SECURITIES      ALL OTHER
                                 FISCAL                        OTHER ANNUAL    UNDERLYING     COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR     SALARY     BONUS    COMPENSATION     OPTIONS           (2)
-------------------------------  ------   --------   -------   ------------   ------------    ------------
Sang S. Wang, Ph.D. ...........   1996    $218,898   $20,900       $ --          140,000(3)      $3,600
  Chief Executive Officer and     1995     182,748    50,700         --           50,000          3,600
  Chairman of the Board of        1994     156,594        --         --               --          3,600
     Directors
Bernard Aronson................   1996     217,800    20,800         --          140,000(3)       3,600
  President and Director          1995     181,500    50,250         --           50,000          3,600
                                  1994     155,188        --         --               --             --
Gary A. Larsen(4)..............   1996     268,056     6,961         --           12,000          6,000
  Vice President, Worldwide       1995     251,085    17,250         --               --          6,000
     Sales
                                  1994      35,641        --         --               --            750
Simon G. Napper(5).............   1996     124,108        --         --           29,000          5,000
  Vice President, Marketing       1995     131,972    39,020         --               --          6,000
                                  1994     122,000        --         --               --          6,000
John A. Yelinek................   1996     256,896     1,000         --           40,000(6)       6,000
  Vice President, North           1995     222,287     9,750         --               --          6,000
  American Sales                  1994     153,599    35,500         --               --          6,000

---------------
(1) Other than salary and bonus described herein, the Company did not pay the persons name in the Summary Compensation Table any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.

(2) Represents car allowance paid during fiscal 1994, 1995 and 1996 to each of the named executive officers.

(3) Includes options to purchase 70,000 shares of Common Stock granted in March 1996 that were canceled upon the simultaneous grant of an option to purchase a like number of shares in July 1996.

(4) Mr. Larsen joined the Company in August 1994.

(5) Mr. Napper resigned in August 1996.

(6) Includes options to purchase 15,000 shares of Common Stock granted in March 1996 that were canceled upon the simultaneous grant of an option to purchase a like number of shares in July 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning each grant of options to purchase the Company's Common Stock made during the fiscal year ended September 30, 1996 to the Named Executive Officers:

                                                                                     POTENTIAL REALIZABLE
                                                                                             VALUE
                                                INDIVIDUAL GRANTS                    MINUS EXERCISE PRICE
                                --------------------------------------------------     AT ASSUMED ANNUAL
                                NUMBER OF     % OF TOTAL    EXERCISE                 RATES OF STOCK PRICE
                                SECURITIES     OPTIONS        PRICE                    APPRECIATION FOR
                                UNDERLYING    GRANTED TO    PER SHARE                   OPTION TERM(1)
                                 OPTIONS     EMPLOYEES IN    ($/SH)     EXPIRATION   ---------------------
             NAME               GRANTED(#)   FISCAL YEAR    (2)(3)(4)      DATE         5%         10%
------------------------------  ----------   ------------   ---------   ----------   --------   ----------
Sang S. Wang, Ph.D. ..........    70,000(5)       4.6%       $ 33.00    03/14/2006   $     --   $       --
                                  70,000          4.6%         19.50    07/18/2006    858,442    2,175,458
Bernard Aronson...............    70,000(5)       4.6%         33.00    03/14/2006         --           --
                                  70,000          4.6%         19.50    07/18/2006    858,442    2,175,458
Gary A. Larsen................    12,000            *          22.50    09/18/2006    169,802      430,310
Simon G. Napper...............    14,000            *          22.75    10/15/2005    200,303      507,607
                                  15,000            *          33.00    03/14/2006    311,303      788,902
John A. Yelinek...............    10,000            *          22.75    10/15/2005    143,074      362,576
                                  15,000(5)         *          33.00    03/14/2006         --           --
                                  15,000            *          19.50    07/18/2006    183,952      466,170

---------------
 *  Less than 1%.

(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 10 year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) All options shown granted in fiscal 1996 become exercisable as to 1/12th of 15% of the shares subject to the option exercisable per month during the first year, 1/12th of 20% of the shares subject to the option exercisable per month during the second year, 1/12th of 30% of shares subject to the option exercisable per month during the third year and 1/12th of 35% of the shares subject to the option exercisable per month during the fourth year. Under the 1990 Stock Option Plan, the Board of Directors retains the discretion to modify the terms, including the price, of outstanding options.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing sale price of the Common Stock on the Nasdaq National Market on the day immediately preceding the date of grant.

(4) Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(5) This option was canceled upon the simultaneous grant of an option to purchase a like number of shares in July 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers in the fiscal year ended September 30, 1996 and the value of stock options held as of September 30, 1996 by such individuals.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                SHARES                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               ACQUIRED       VALUE        SEPTEMBER 30, 1996(#)       SEPTEMBER 30, 1996($)(1)
                                  ON        REALIZED    ---------------------------   ---------------------------
           NAME              EXERCISE (#)    ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  ------------   ---------   -----------   -------------   -----------   -------------
Sang S. Wang, Ph.D. .......          --     $      --      96,749        109,363      $ 2,222,336     $ 918,714
Bernard Aronson............     229,471     4,501,332      48,137        110,058        1,016,307       936,016
Gary A. Larsen.............      35,414       973,465      18,738         57,848          384,129       969,884
Simon G. Napper............      66,672     1,597,019       2,324             --            3,544            --
John A. Yelinek............          --            --      69,249         23,251        1,681,513        99,849

---------------
(1) Fair market value of the Common Stock as of the date of exercise or September 30, 1996, as the case may be, minus the exercise price.

TEN YEAR OPTION REPRICINGS

     The following table identifies stock options to purchase shares of the Company's Common Stock held by the Named Executive Officers which were granted at a lower exercise price during the last fiscal year in exchange for options previously granted to the Named Executive Officers. The Board Compensation Committee Report on Repricing of Options on page 15 sets forth the basis for these exchanges.

                                                                                                  LENGTH OF
                                          NUMBER OF                                                ORIGINAL
                                          SECURITIES    MARKET PRICE     EXERCISE                OPTION TERM
                                          UNDERLYING    OF STOCK AT      PRICE AT       NEW      REMAINING AT
                                           OPTIONS        TIME OF        TIME OF      EXERCISE     DATE OF
            NAME                DATE     REPRICED (#)   REPRICING($)   REPRICING($)   PRICE($)    REPRICING
----------------------------  --------   ------------   ------------   ------------   --------   ------------
Sang S. Wang................  03/14/96      70,000         $19.50         $33.00       $19.50      116 months
Bernard Aronson.............  03/14/96      70,000          19.50          33.00        19.50      116 months
Gary A. Larson..............        --          --             --             --           --              --
Simon G. Napper.............        --          --             --             --           --              --
John A. Yelinek.............  03/14/96      15,000          19.50          33.00        19.50      116 months

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company currently has no employment contracts with any of the Named Executive Officers, and the Company has no compensatory plan or arrangement with such Named Executive Officers where the amounts to be paid exceed $100,000 and which are activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

COMPENSATION OF DIRECTORS

     Directors currently receive no cash fees for serving as directors. The Company's 1994 Director Option Plan provides for the non-discretionary automatic grant of options to each non-employee director of the Company who does not represent shareholders holding more than 1% of the Company's outstanding Common Stock ("Outside Director"). Each new Outside Director is automatically granted an option to purchase 20,000 shares upon the date on which such person first becomes a director which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the shares per month thereafter. Subsequently, each Outside Director is granted an additional option to purchase 6,666 shares of Common Stock at the next meeting of the Board of Directors following the Annual Meeting of Shareholders if, on such date, he or she has served as a director for at least six months, which vests at a rate of 1/12th of the shares per month from the date of grant. The exercise price of options granted to Outside Directors must be 100% of the fair market value of the Company's Common Stock on the date of grant. On February 15, 1996, Henri A. Jarrat was granted an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $36.00 per share. On March 14, 1996, Messrs. Yen-Son Huang and Joseph A. Prang were each granted an option to purchase 6,666 shares of the Company's Common Stock at an exercise price of $33.00 per share.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors reviews and approves the Company's executive compensation policies. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 1996.

     Compensation Philosophy

     The Company's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's shareholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, and motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Committee currently uses salary, annual incentive bonuses and stock options to meet these goals.

     Base Salary

     The base salary component of the total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. The Committee reviewed and approved fiscal 1996 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year. In establishing base salaries of executive officers, the Committee evaluates each executive's salary history, scope of responsibility at the Company, prior experience, past performance for the Company and recommendations from management. The Committee also takes into account the salaries for similar positions at comparable companies, based on each individual Committee member's industry experience. In reviewing base salaries, the Committee focused significantly on each executive's historical salary level, which in most instances was established upon the executive's original employment with the Company, the prior performance with the Company and the expected contribution to the Company's future success. In making its salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

     Annual Incentive Bonuses

     Each executive officer's bonus is based on qualitative and quantitative factors and is intended to motivate and reward executive officers by directly linking the amount of the bonus to specific Company-based performance targets. In addition, annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the overall performance of the Company. To carry out this philosophy, the Board of Directors reviews and approves the financial budget for the fiscal year. The Committee then establishes specific Company-based performance bonus targets based upon such budget which accelerates if the actual financial results exceed the original budget. The Company-based performance goals are tied to different indicators of Company performance, such as achievement of specific levels of orders, revenues and pre-tax profits, and are competitively sensitive to the Company's business and operations. The Committee evaluates the overall performance of the Company in the completion of these performance goals, and approves a performance bonus relative to the goals so completed. This scoring is influenced by the Committee's perception of the importance of the various corporate goals. The Committee believes that the bonus arrangement provides an excellent link between the Company's earnings performance and the incentives paid to executives.

     Stock Options

     The Company provides long-term incentives through its 1990 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

     CEO Salary

     The compensation of Dr. Wang, Chief Executive Officer of the Company, consists of base salary, an annual bonus and stock options. The Board of Directors periodically reviews Dr. Wang's base salary and bonus and revises his compensation based on the Board's overall evaluation of his performance toward the achievement of the Company's financial, strategic and other goals, with consideration given to his length of service and to competitive chief executive officer compensation information. The Compensation Committee believes that the Company's success is dependent in part upon the efforts of its Chief Executive Officer. In fiscal 1996, Dr. Wang earned a base salary of $218,898 as set by the Compensation Committee and earned a bonus of $20,900 which was based on the Company achieving certain levels of operating profit and performance objectives. Dr. Wang also received an option to purchase 70,000 shares of Common Stock of the Company (with an exercise price of 100% of market value of the Common Stock on the date of grant). (See Report on Repricing of Options below). This stock option grant was primarily based on the performance of the Company and Dr. Wang's significant contribution to that performance in terms of both leadership and strategic vision.

     Impact of Section 162(m) of the Internal Revenue Code

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. In general, it is the Company's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws. As a result, at a Special Meeting of Shareholders in August 1994, the shareholders approved certain amendments to the Plan intended to preserve the Company's ability to deduct the compensation expense relating to stock options granted under the Plan. In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

     Report on Repricing of Options

     On July 18, 1996, all employees of the Company, including the Chief Executive Officer and Named Executive Officers, were given the opportunity to exchange existing, higher priced options granted under the 1990 Plan, for new options with an exercise price of $19.50 per share, which price was equal to the closing price of the Company's Common Stock on that date. Vesting was restarted as of the date of the repricing.

     The Company believes that given the disparity, on July 18, 1996, between the trading price of its Common Stock and the exercise price of certain existing stock options, such repricings were desirable in order to provide incentive to the Company's employees to work towards the future growth of the Company and to retain key personnel. In exchange for the reduction in the exercise price, the vesting commencement date of each exchanged option was restarted to commence with the date of the new option and all previously earned vesting was forfeited.

                                          Respectfully submitted by:

                                          Compensation Committee
                                          Yen-Son Huang, Ph.D.
                                          Joseph A. Prang

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the Nasdaq Stock Market-US Index and of the S&P Computer Software and Services Index for the period commencing October 26, 1994 (the date the Company became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) and ending on September 30, 1996. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

               COMPARISON OF 23 MONTH CUMULATIVE TOTAL RETURN(1)
      AMONG EPIC DESIGN TECHNOLOGY, INC., THE NASDAQ STOCK MARKET-US INDEX
               AND THE S&P COMPUTERS (SOFTWARE & SERVICES) INDEX

        MEASUREMENT PERIOD              EPIC DESIGN        NASDAQ STOCK
      (FISCAL YEAR COVERED)          TECHNOLOGY, INC.        MARKET-US        S & P COMPUTERS
10/26/94                                           100                 100                 100
9/95                                               373                 138                 146
9/96                                               385                 164                 211

---------------
(1) The graph assumes that $100 was invested on October 26, 1994 (the date the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) in the Company's Common Stock and in the Nasdaq Stock Market-US Index and in the S&P Computer Software and Services Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

     The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN TRANSACTIONS WITH MANAGEMENT

     None

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1996, all Section 16 filing requirements were met.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          The Board of Directors

Dated: January 10, 1997

                             1990 STOCK OPTION PLAN
                                       OF
                          EPIC DESIGN TECHNOLOGY, INC.

              (as amended December 6, 1995, and September 18, 1996)

               (Reflects Two-For-One Split Effected November 1995)


      1. PURPOSE OF THE PLAN. The purposes of the 1990 Stock Option Plan (the "Plan") of EPIC DESIGN TECHNOLOGY, INC., a California corporation (the "Company") are to:

            (a) Furnish incentive to individuals chosen to receive Options because they are considered capable of responding by improving operations and increasing profits; and

            (b) Encourage selected employees and consultants to accept or continue employment with the Company, its Parent or its Subsidiaries (as defined in Section 2 below); and

            (c) Increase the interest of selected Employees and Consultants in the Company's welfare through their participation in the growth in value of the common stock of the Company.

            To accomplish the foregoing objectives, this Plan provides a means whereby Employees and Consultants of the Company, its Parent and its Subsidiary may receive Options to purchase Common Stock. Options granted under this Plan to Employees of the Company or its Subsidiaries will be either Incentive Stock Options not subject to immediate United States federal income taxation upon exercise or Nonqualified Stock Options. Options granted under this Plan to Consultants to the Company, its Parent or its Subsidiary will be Nonqualified Stock Options.

      2. Definitions. As used herein, the following definitions shall apply:

            2.1 "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

            2.2 "Applicable Laws" means the legal requirements relating to the administration of stock option plans of California corporate and securities laws and of the Code.

            2.3 "Board" means the Board of Directors of the Company.

            2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

            2.5 "Committee" means a Committee appointed by the Board in accordance with paragraph 5.1 of Section 5 of the Plan.

            2.6 "Common Stock" means the Common Stock of the Company.

            2.7 "Company" means EPIC Design Technology, Inc., a California corporation.

            2.8 "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

            2.9 "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

            2.10 "Director" means a member of the Board.

            2.11 "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

            2.12 "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor the payment of Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            2.13 "Exchange Act" means the Securities Exchange Act of 1934 of the United States, as amended.

            2.14 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock or on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          2.15 "Incentive Stock Option" or "ISO" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          2.16 "Nonqualified Stock Option" or "NQO" means an Option that is not intended to qualify as an Incentive Stock Option.

          2.17 "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          2.18 "Option" means a stock option granted pursuant to the Plan.

          2.19 "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          2.20 "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          2.21 "Optioned Stock" means the Common Stock subject to an Option.

          2.22 "Optionee" means an Employee or Consultant who holds an outstanding Option.

          2.23 "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          2.24 "Plan" means this 1990 Stock Option Plan.

          2.25 "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          2.26 "Share" means a share of the Common Stock, as adjusted in accordance with Section 7.1 of the Plan.

          2.27 "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          2.28 "Vesting Base Date" means the date of the grant of the Option, the date of first employment or commencement of the consultant relationship, or such other date as my be set by the Administrator with respect to each option grant.

     3.   ELIGIBLE PERSONS.

          3.1 Every person who at the date of grant is an Employee of the Company or of any Subsidiary of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to the Company or to a Parent or Subsidiary of the Company is eligible to receive NQOs under this Plan.

          3.2 The following limitations shall apply to grants of Options to
Employees:

               3.2.1 No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

               3.2.2 The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 7.1.

               3.2.3 If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 7.1), the canceled Option will be counted against the limit set forth in Section 3.2.1. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     4. STOCK SUBJECT TO THIS PLAN. The total number of Shares which may be granted pursuant to this Plan is 4,680,000 Shares of Common Stock. The Shares covered by the portion of any grant which expires unexercised under the Plan in accordance with the terms of the Plan shall become available again for grants under the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of share ownership. The number of Shares reserved for purchase under the Plan is subject to adjustment in accordance with the provisions for adjustment in the Plan.

     5.   ADMINISTRATION.

          5.1  Procedure.

               5.1.1 Administration With Respect to Directors and Officers. With respect to grants of Options to Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor rule ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Administrator designated by the Board to administer the Plan, which Administrator shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Administrator shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Administrator and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

               5.1.2 Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

               5.1.3 Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, non-Director Officers and Employees who are neither Directors nor Officers and Consultants who are not Directors.

          5.2 Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               5.2.1 to determine the Fair Market Value of the Common Stock, in accordance with Section 2.14 of the Plan;

               5.2.2 to select the Officers, Consultants and Employees to whom Options may from time to time be granted hereunder;

               5.2.3 to determine whether and to what extent Options are granted hereunder;

               5.2.4 to determine the number of shares of Common Stock to be covered by each award granted hereunder;

               5.2.5 to approve forms of agreement for use under the Plan;

               5.2.6 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

               5.2.7 to determine whether and under what circumstances an Option may be settled in cash under Section 8 instead of Common Stock;

               5.2.8 to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

               5.2.9 to determine the terms and restrictions applicable to Options;

               5.2.10 to provide for the early exercise of Options for the purchase of unvested Shares, subject to such terms and conditions as the Administrator may determine; and

               5.2.11 to modify or amend each Option (subject to Section 10.2 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               5.2.12 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               5.2.13 to institute an Option Exchange Program; and

               5.2.14 to make all other determinations deemed necessary or advisable for administering the Plan.

          5.3 Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding.

     6. GRANTING OF OPTIONS. No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board of Directors.

          Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the Optionee, or both to execute such an agreement shall not invalidate the granting of an Option. The agreement shall specify whether each Option it evidences is a NQO or an ISO.

     7. TERMS AND CONDITIONS OF OPTIONS. Each Option granted under this Plan shall be designated as a NQO or an ISO. Each Option shall be subject to the terms and conditions set forth in Section 7.1. NQOs shall be also subject to the terms and conditions set forth in Section 7.2, but not those set forth in
Section 7.3. ISOs shall also be subject to the terms and conditions set forth in
Section 7.3, but not those set forth in Section 7.2.

          7.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

               7.1.1 Changes in Capital Structure. Subject to Section 7.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

               7.1.2 Corporate Transactions. New Options may be substituted for outstanding Options granted under this Plan, or the Company's obligations as to Options outstanding under this Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved, in such manner that the then outstanding Options which are ISOs will continue to be "incentive stock options" within the meaning of Section 422 of the Code to the full extent permitted thereby. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

               7.1.3 Time of Option Exercise. Except as necessary to satisfy the requirements of Section 422 of the Code and subject to Section 2.14, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) at such other times as are specified in the Stock Option Agreement relating to such Option. Notwithstanding the foregoing, an Option shall not be exercisable to any extent until the Optionee returns to the Company a duly executed Stock Option Agreement evidencing such Option.

               7.1.4 Option Grant Date. The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

               7.1.5 Nonassignability of Options. No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, an Option shall be exercisable only by the Optionee.

               7.1.6 Payment. Except as provided below, payment in full, in U.S. dollars, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

                     (a) Acceptance of the Optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified by United States federal tax law at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                     (b) Delivery by the Optionee of Common Stock already owned by the Optionee for all or part of the option price, provided the value (determined as set forth in Sec tion 7.1.11) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the Optionee is authorized to pay by delivery of such stock; provided, however, that if an Optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the Optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock.

               7.1.7 Termination of Employment. Options granted under this Plan, to the extent such rights have not then expired or been exercised, shall terminate three months after termination of Optionee's Continuous Status as an Employee or Consultant, and shall not be exercisable on or after said date; provided, that Options granted under this Plan shall be exercisable after termination of Optionee's Continuous Status as an Employee or Consultant only to the extent they were exercisable on the date of the termination; and provided further, that if termination of Optionee's Continuous

Status as an Employee or Consultant is due to the Disability or death of the Optionee, the Optionee, or the Optionee's personal representative or any other person who acquires the Option from the Optionee by will or the applicable laws of descent and distribution, may within twelve months after such termination, exercise the rights to the extent they were exercisable on the date of the termination.

               7.1.8 Withholding and Employment Taxes. At the time of exercise of an Option (or at such later time(s) as the Company may prescribe), the Optionee shall remit to the Company in cash all United States federal and state withholding and employment taxes determined by the Company to be applicable. The Administrator may, in the exercise of the Administrator's sole discretion, permit an Optionee to pay some or all of such taxes by means of a promissory note on such terms as the Administrator deems appropriate.

               7.1.9 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Options as an "incentive stock option" within the meaning of Section 422 of the Code.

          7.2 Terms and Conditions to Which Only NQOs are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

               7.2.1 Exercise Price. The exercise price of the NQO shall be determined by the Administrator at the time of grant.

               7.2.2 Option Term. Unless an earlier expiration date is specified by the Administrator at the time of grant, each NQO granted under this Plan shall expire ten years from the date of its grant.

          7.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

               7.3.1 Exercise Price. The exercise price of an ISO, which shall be approved by the Administrator, shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value (determined as described in Section 6.1.11) of the stock covered by the Option at the time the Option is granted, except that the exercise price of an ISO granted to any person who owns, directly or indirectly, (or is treated as owning by reason of attribution rules, currently set forth in Code Section 425) stock of the Company constituting more than ten percent of the total combined voting power of all classes of the outstanding stock of the Company or of any Subsidiary of the Company (a "Ten Percent Shareholder") shall in no event be less than 110 percent of such Fair Market Value.

               7.3.2 Vesting Limitation. The aggregate fair market value (determined at the time of Option grant) of the stock with respect to which ISOs are exercisable for the first time by an

Optionee (i.e. "vest") during any calendar year (under all such plans of the Company and its Subsidiaries) may not exceed $100,000. In applying this provision, outstanding Options shall be taken into account in the order in which they were granted.

               7.3.3 Expiration. Unless an earlier expiration date is specified by the Administrator at the time of grant, each ISO granted under this Plan shall expire ten years from the date of its grant, except that an ISO granted to any Ten Percent Shareholder shall expire five years from the date of its grant.

               7.3.4 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of within two years from the date of grant of the Option or within one year after the transfer of the stock to the Optionee, the holder of the stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

     8. MANNER OF EXERCISE. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 7.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and, if required, by payment of any United States federal or state withholding or employment taxes required to be withheld by virtue of exercise of the Option will be considered as the date such Option was exercised.

          Promptly after receipt of written notice of exercise of an Option, the Company shall deliver to the Optionee or such other person a certificate or certificates for the requisite number of shares of stock. An Optionee or transferee of an Optionee shall not have any privileges as a shareholder with respect to any stock covered by the Option until the date of issuance of a stock certificate.

     9. Rule 16b-3. Options granted to persons who are subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     10. Buyout Provision. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

     11. EMPLOYMENT OR CONSULTING RELATIONSHIP. Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Subsidiaries to terminate any Optionee's employment or consulting relationship at any time, nor confer upon any Optionee any right to continue in the employ of, or to consult with, the Company (as the case may be) or its Subsidiaries.

     12.  AMENDMENT OR TERMINATION.

          12.1 Shareholder Approval. The Board of Directors may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of an Optionee under an outstanding Option without the Optionee's consent. In addition, with respect to provisions solely as they relate to ISOs, to the extent required for the Plan to comply with
Section 422 of the Code, the Board may not amend or alter the Plan without the approval of a majority of the votes cast at a duly held shareholders' meeting at which a quorum of the voting power of the Company is represented in person or by proxy, where such amendment or alteration would:

               (a) Except as is provided in Section 7.1.1 of this Plan, increase the total number of shares of stock reserved for the purposes of this Plan;

               (b) Extend the duration of this Plan; or

               (c) Change the class of persons eligible to receive Options granted hereunder.

          12.2 Board Approval. The Board of Directors may, at any time without shareholder approval, amend the Plan and the terms of any Option outstanding under the Plan, provided that such amendment is designed to maximize United States federal income tax benefits accorded to employee stock Options and provided further, that with respect to outstanding Options, the Optionee consents to such amendment.

     13.  Conditions Upon Issuance of Shares.

          13.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          13.2 Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     14.  Liability of Company.

          14.1 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          14.2 Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.


     16. EFFECTIVE DATE OF THIS PLAN. This Plan shall become effective upon adoption by the Board of Directors, provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval by shareholders of the Company voting at a validly called shareholders meeting and holding a majority of the voting power of the shares of the Company, is obtained within 12 months after adoption by the Board of Directors. Options may be granted and exercised under this Plan only after there has been compliance with all applicable United States federal and state securities laws.

Plan adopted by the Board of Directors on October 30, 1990.

Plan approved by Shareholders on October 30, 1991.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          EPIC DESIGN TECHNOLOGY, INC.
                       1997 ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 12, 1997

         The undersigned shareholder of EPIC DESIGN TECHNOLOGY, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated January 8, 1997, and hereby appoints Sang S. Wang and Tammy S. Liu, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of EPIC DESIGN TECHNOLOGY, INC. to be held on February 12, 1997 at 10:00 a.m. local time, at the Company's principal executive offices at 310 North Mary Avenue, Sunnyvale, California 94086 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

         1.       ELECTION OF DIRECTORS:

                  [  ]     FOR all nominees listed below      [  ]     WITHHOLD
                           (except as indicated)

                  IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST
                  BELOW:

                  Sang S. Wang, Ph.D., Bernard Aronson, Yen-Son Huang, Ph.D., Joseph A. Prang, Glen M. Antle

         2. AMENDMENT OF RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK:

                  [  ]      FOR       [  ]      AGAINST       [  ]      ABSTAIN

         3. AMENDMENT OF 1990 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR GRANT THEREUNDER:

                  [  ]      FOR       [  ]      AGAINST       [  ]      ABSTAIN

         4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL PERIOD ENDING SEPTEMBER 30, 1997:

                  [  ]      FOR       [  ]      AGAINST       [  ]      ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, FOR THE AMENDMENTS OF THE 1990 STOCK OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                     Dated: __________________, 1997


                                     _______________________________________
                                            Signature

                                     _______________________________________
                                            Signature

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)